Exhibit 99.3

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On October 30, 2018, RenaissanceRe Holdings Ltd. (“RenaissanceRe”) entered into a Stock Purchase Agreement by and among RenaissanceRe, Tokio Marine & Nichido Fire Insurance Co. Ltd. (“Tokio”) and, with respect to certain sections only, Tokio Marine Holdings, Inc. (the “TMR Stock Purchase Agreement”), pursuant to which RenaissanceRe agreed, subject to the terms and conditions therein, to cause its wholly owned subsidiary RenaissanceRe Specialty Holdings (UK) Limited to purchase all of the share capital of Tokio Millennium Re AG (“TMR AG”), Tokio Millennium Re (UK) Limited (“TMR UK”) and their subsidiaries (collectively, the “TMR Group Entities”) (the “TMR Stock Purchase”). On March 22, 2019, RenaissanceRe completed the acquisition of the TMR Group Entities. The following preliminary unaudited pro forma consolidated financial information combines the separate historical consolidated financial information of RenaissanceRe and the TMR Group Entities after giving effect to the acquisition of the TMR Group Entities, and the assumptions and adjustments described in the accompanying notes to the preliminary unaudited pro forma consolidated financial information. The preliminary unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on December 31, 2018. The preliminary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on January 1, 2018. The historical financial statements have been adjusted to reflect factually supportable items that are directly attributable to the acquisition of the TMR Group Entities and, with respect to the statement of operations only, expected to have a continuing impact on the results of operations of the combined company. The preliminary unaudited pro forma consolidated financial information gives effect to the gross proceeds of Renaissance’s $400.0 million offering of 3.600% Senior Notes due 2029, which closed on April 2, 2019 (the “Senior Notes”), and the application of $200.0 million of such proceeds to repay indebtedness under RenaissanceRe’s revolving credit facility which was used to fund the purchase price for the TMR Stock Purchase.

The preparation of the preliminary unaudited pro forma consolidated financial information and related adjustments required management to make certain assumptions and estimates. The preliminary unaudited pro forma consolidated financial information should be read together with:

•	The accompanying notes to the preliminary unaudited pro forma consolidated financial information;

•

RenaissanceRe’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018;

•

TMR AG’s separate audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in RenaissanceRe’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2019; and

•

TMR UK’s separate audited historical financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in RenaissanceRe’s Current Report on Form 8-K/A filed with the Commission on March 26, 2019.

The preliminary unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the U.S. (“GAAP”). RenaissanceRe is the acquirer for accounting purposes.

RenaissanceRe has not had sufficient time to completely evaluate the tangible assets, identifiable intangible assets and the value of business acquired of the TMR Group Entities and RenaissanceRe has not completed a formal valuation study at this preliminary stage. Accordingly, the preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.

A final determination of the fair values of the TMR Group Entities assets and liabilities will be based on the actual net tangible and intangible assets of the TMR Group Entities that existed as of March 22, 2019, the date of completion of the acquisition. Consequently, amounts preliminarily allocated to goodwill, identifiable intangible assets and the value of business acquired may change significantly from the allocations used in the preliminary unaudited pro forma consolidated financial information presented below and could result in a material change in amortization of acquired finite lived intangible assets and the value of business acquired.

In connection with the plan to integrate the operations of RenaissanceRe and the TMR Group Entities, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of the preliminary unaudited pro forma consolidated financial information. However, these charges will affect the results of operations of the combined company in the period in which they are incurred. The preliminary unaudited pro forma consolidated financial information does not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the preliminary unaudited pro forma consolidated financial information was prepared.

The preliminary unaudited pro forma consolidated financial information is provided for informational purposes only. Additionally, the preliminary unaudited pro forma consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The estimates of fair value are preliminary and are dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive valuation. Accordingly, actual adjustments will differ, perhaps materially, from those reflected in the preliminary unaudited pro forma consolidated financial information. In addition, the preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the acquisition of the TMR Group Entities.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As at December 31, 2018

(in thousands, except shares and per share amounts)	RenaissanceRe	TMR Group Entities	Adjustments		Total Pro Forma Combined
Assets
Fixed maturity investments trading, at fair value	$8,088,870	$383,726	$1,802,117	(a)	$10,274,713
Fixed maturity investments available for sale, at fair value	—	2,127,285	(2,127,285	)(b)	—
Short term investments, at fair value	2,586,520	336,603	—		2,923,123
Equity investments trading, at fair value	310,252	2,723	—		312,975
Other investments, at fair value	784,933	48,570	—		833,503
Investments in other ventures, under equity method	115,172	—	—		115,172

Total investments	11,885,747	2,898,907	(325,168)		14,459,486
Cash and cash equivalents	1,107,922	423,692	(582,591	)(c)	949,023
Premiums receivable	1,537,188	1,014,937	(352,693	)(d)	2,199,432
Prepaid reinsurance premiums	616,185	166,357	(11,162	)(e)	771,380
Funds held by ceding companies	—	93,786	(93,786	)(f)	—
Reinsurance recoverable	2,372,221	529,108	—		2,901,329
Accrued investment income	51,311	19,642	—		70,953
Deferred acquisition costs and value of business acquired	476,661	325,309	(93,399	)(g)	708,571
Receivable for investments sold	256,416	571	—		256,987
Reinsurance deposit assets	—	117,531	(117,531	)(h)	—
Other assets	135,127	95,301	234,958	(i)	465,386
Goodwill and other intangible assets	237,418	6,896	45,900	(j)	290,214

Total assets	$18,676,196	$5,692,037	$(1,295,472)		$23,072,761

Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$6,076,271	$2,423,601	$(66,155	)(k)	$8,433,717
Unearned premiums	1,716,021	1,218,667	(352,693	)(l)	2,581,995
Debt	991,127	—	400,000	(m)	1,391,127
Reinsurance balances payable	1,902,056	246,356	(11,161	)(n)	2,137,251
Payable for investments purchased	380,332	639	—		380,971
Other liabilities	513,609	281,819	19,287	(o)	814,715

Total liabilities	11,579,416	4,171,082	(10,722)		15,739,776

Redeemable noncontrolling interests	2,051,700	—	—		2,051,700
Shareholders’ Equity
Preference shares	650,000	—	—		650,000
Common shares	42,207	409,500	(407,761	)(p)	43,946
Additional paid-in capital	296,099	400,000	(151,739	)(q)	544,360
Accumulated other comprehensive (loss) income	(1,433)	(63,538)	63,538	(r)	(1,433)
Retained earnings	4,058,207	774,993	(788,788	)(s)	4,044,412

Total shareholders’ equity	5,045,080	1,520,955	(1,284,750)		5,281,285

Total liabilities, noncontrolling interests and shareholders’ equity	$18,676,196	$5,692,037	$(1,295,472)		$23,072,761

Selected Share Data
Common shares outstanding	42,207	409,500	(407,761	)(t)	43,946
Book value per common share	$104.13	n/m	n/m		$105.39

n/m—not meaningful.

See accompanying notes to the preliminary unaudited pro forma consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except shares and per share data)	RenaissanceRe	TMR Group Entities	Adjustments		Total Pro Forma Combined
Revenues
Gross premiums written	$3,310,427	$1,615,230	$(194,991	)(u)	$4,730,666

Net premiums written	$2,131,902	$1,168,438	$(184,054	)(v)	$3,116,286

Net premiums earned	$1,976,129	$1,258,176	$—		$3,234,305
Net investment income (loss)	261,866	86,408	(11,300	)(w)	336,974
Net foreign exchange (losses) gains	(12,428)	5,331	(5,663	)(x)	(12,760)
Equity in earnings of other ventures	18,474	—	—		18,474
Other income (loss)	5,969	(5,047)	—		922
Net realized and unrealized losses on investments	(175,069)	(6,062)	(38,068	)(y)	(219,199)

Total revenues	2,074,941	1,338,806	(55,031)		3,358,716

Expenses					—
Net claims and claim expenses incurred	1,120,018	729,223	(16,096	)(z)	1,833,145
Acquisition expenses	432,989	342,911	(53,824	)(aa)	722,076
Operational expenses	178,267	127,017	(8,556	)(ab)	296,728
Corporate expenses	33,983	—	—		33,983
Interest expense	47,069	—	14,785	(ac)	61,854

Total expenses	1,812,326	1,199,151	(63,691)		2,947,786

Income before taxes	262,615	139,655	8,660		410,930
Income tax benefit (expense)	6,302	(11,843)	(1,121	)(ad)	(6,662)

Net income	268,917	127,812	7,539		404,268
Net income attributable to redeemable noncontrolling interests	(41,553)	—	—		(41,553)

Net income attributable to RenaissanceRe	227,364	127,812	7,539		362,715
Dividends on preference shares	(30,088)	—	—		(30,088)

Net income available to RenaissanceRe common shareholders	$197,276	$127,812	$7,539		$332,627

Per Share Data
Net income available to RenaissanceRe common shareholders per common share—basic (Note 5)	$4.91	n/m	n/m		$7.97
Net income available to RenaissanceRe common shareholders per common share—diluted (Note 5)	$4.91	n/m	n/m		$7.97
Average shares outstanding—basic (Note 5)	39,732		1,739		41,471
Average shares outstanding—diluted (Note 5)	39,755		1,739		41,494
Dividends per common share	$1.32	n/m	n/m		$1.32

n/m—not meaningful.

See accompanying notes to the preliminary unaudited pro forma consolidated financial information.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1. Pro Forma Basis of Presentation

The preliminary unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 and the preliminary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 are based on the historical financial statements of RenaissanceRe and the TMR Group Entities after giving effect to the completion of the acquisition of the TMR Group Entities and the assumptions and adjustments described in the accompanying notes. The preliminary unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on December 31, 2018. The preliminary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on January 1, 2018. The preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions.

RenaissanceRe’s financial statements were prepared in accordance with GAAP and presented in U.S. dollars (“USD”). TMR AG’s financial statements were prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) and presented in USD. TMR UK’s financial statements were prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”) and presented in pounds sterling (“GBP”). The unaudited pro forma consolidated financial information includes adjustments to (i) convert the financial information of TMR AG and TMR UK to GAAP, and (ii) translate the historical results of TMR UK to USD using a period end spot rate of 1.276 and average spot rate of 1.332 for the pro forma condensed consolidated balance sheet and the pro forma condensed consolidated statement of operations, respectively.

The transaction will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 805 Business Combinations, with RenaissanceRe as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under FASB ASC Topic No. 805 Business Combinations, all of the TMR Group Entities assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. RenaissanceRe is in the process of finalizing an integration plan, which will affect how the assets acquired, including intangible assets, will be utilized by the combined company.

A final determination of the estimated fair value of the TMR Group Entities assets acquired and liabilities assumed, including the fair value of the estimated identifiable intangible assets and the value of business acquired, will be based on the actual net tangible and intangible assets, and the value of business acquired of the TMR Group Entities that exist at the date of completion of the acquisition. Consequently, the estimated fair value adjustments, and amounts preliminarily allocated to goodwill, could change significantly from those allocations used in the preliminary unaudited pro forma consolidated financial information. RenaissanceRe has retained a third-party valuation adviser and has not had sufficient time to complete a formal valuation study of the TMR Group Entities assets and liabilities, including identifiable intangible assets and the value of business acquired, at this preliminary stage. RenaissanceRe does not expect to complete a formal valuation study until the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2019. Accordingly, the preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made based on estimates solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.

At this preliminary stage, in addition to the value of business acquired, the estimated identifiable finite lived intangible assets include broker relationships, non-contractual relationships and non-compete agreements. The weighted average useful life of the estimated identifiable finite lived intangible assets and the value of business acquired is estimated to be 3.3 years. There is significant uncertainty at this preliminary stage regarding the valuation of the identifiable intangible assets, the value of business acquired and the determination of the weighted average useful life, as such these items could change significantly from those used in the preliminary unaudited pro forma consolidated financial information presented herein and could result in a material change in the amortization of acquired identifiable intangible assets and the value of business acquired. The estimated indefinite lived identifiable intangible assets represent insurance licenses which are estimated to have an indefinite life and are therefore not amortized, but will be subject to periodic impairment testing and is subject to the same risks and uncertainties noted for the identifiable finite lived intangible assets. Goodwill represents the excess of the estimated purchase price over the estimated fair value of the TMR Group Entities assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets and the value of business acquired, and will not be amortized, but will be subject to periodic impairment testing.

Upon completion of a formal valuation study, the fair value of the assets and liabilities will be estimated, including the estimated fair value of identifiable intangible assets, the value of business acquired and the allocation of the excess purchase price to goodwill, and such items could change significantly from those used in the preliminary unaudited pro forma consolidated financial information presented herein and could result in a material change in the amortization of the fair value adjustments including the acquired identifiable intangible assets and the value of business acquired.

In connection with the plan to integrate the operations of RenaissanceRe and the TMR Group Entities, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of this preliminary unaudited pro forma consolidated financial information. However, these charges will affect the results of operations of the combined company, in the period in which they are incurred. The preliminary unaudited pro forma consolidated financial information does not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the preliminary unaudited pro forma consolidated financial information was prepared.

The preliminary unaudited pro forma consolidated financial information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2. TMR Group Entities

Certain financial information of the TMR Group Entities, as presented in its historical audited financial statements, has been reclassified to conform to the historical presentation in RenaissanceRe’s consolidated financial statements and combined for purposes of preparing the preliminary unaudited pro forma condensed consolidated financial statements.

TMR AG’s audited historical consolidated financial statements are prepared in accordance with IFRS. The consolidated financial statements are presented in U.S. dollars, which is the reporting currency.

TMR UK’s audited historical financial statements are prepared in accordance with U.K. GAAP. TMR UK’s reporting and functional currency is GBP. For purposes of preparing the preliminary unaudited pro forma condensed consolidated financial statements, TMR UK’s audited historical financial statements have been translated into U.S. dollars using a period end spot rate of 1.276 and average spot rate of 1.332 for the pro forma condensed consolidated balance sheet and the pro forma condensed consolidated statement of operations, respectively.

Preliminary unaudited adjustments have been made to convert IFRS and U.K. GAAP, to GAAP and are noted in Note 4. There are no material intercompany balances or transactions between TMR AG and TMR UK. The table below reflects the combination of TMR AG and TMR UK, inclusive of the conversion to USD.

TMR Group Entities Pro Forma Combined Balance Sheet As at December 31, 2018

	TMR UK		TMR AG		TMR Group Entities
(in thousands, except share amounts)	Historical U.K. GAAP in GBP	U.K. GAAP in USD	Historical IFRS in USD	Reclassifications	Combined in USD
Assets
Fixed maturity investments trading, at fair value	£—	$—	$—	$383,726	$383,726
Fixed maturity investments available for sale, at fair value	—	—	—	2,127,285	2,127,285
Short term investments, at fair value	—	—	—	336,603	336,603
Equity investments trading, at fair value	—	—	—	2,723	2,723
Other investments, at fair value/ Investments/ Other financial investments	364,851	465,550	2,433,357	(2,850,337)	48,570
Deposits with ceding undertakings	1,336	1,705	—	(1,705)	—

Total investments	366,187	467,255	2,433,357	(1,705)	2,898,907
Cash and cash equivalents	—	—	399,193	24,499	423,692
Cash at bank and in hand	19,200	24,499	—	(24,499)	—
Premiums receivable	—	—	1,007,498	7,439	1,014,937
Debtors	5,841	7,453	—	(7,453)	—
Derivative balances receivable	—	—	30,284	(30,284)	—
Prepaid reinsurance premiums	—	—	166,317	40	166,357
Reinsurers’ share of technical provisions—provision for unearned premiums	31	40	—	(40)	—
Fair value of derivative assets	—	—	47,169	(47,169)	—
Funds held by ceding companies	—	—	—	93,786	93,786
Funds withheld	—	—	92,081	(92,081)	—
Reinsurance recoverable	—	—	—	529,108	529,108
Outstanding losses recoverable from reinsurers	—	—	526,622	(526,622)	—
Reinsurer’s share of technical provisions—claims outstanding	1,948	2,486	—	(2,486)	—
Accrued investment income	—	—	—	19,642	19,642
Accrued interest receivable / Accrued interest	2,161	2,757	16,885	(19,642)	—
Deferred acquisition costs / Deferred acquisition expenses	48	59	321,325	3,925	325,309
Unearned profit commission	—	—	3,925	(3,925)	—
Receivable for investments sold	—	—	—	571	571
Deposit assets	—	—	117,531	—	117,531
Current tax asset	—	—	603	(603)	—
Deferred tax asset	—	—	13	(13)	—
Property and equipment	—	—	7,354	(7,354)	—
Other prepayments and accrued income	113	144	—	(144)	—
Other assets	—	—	10,291	85,010	95,301
Goodwill and other intangible assets	—	—	6,896	—	6,896

Total assets	£395,529	$504,693	$5,187,344	$—	$5,692,037

Liabilities and Shareholder’s Equity
Liabilities
Reserve for claims and claim expenses	£—	$—	$—	$2,423,601	$2,423,601
Outstanding losses and loss expenses	—	—	2,193,904	(2,193,904)	—
Technical provisions—claims outstanding	180,016	229,697	—	(229,697)	—
Liability for collateral held on behalf of counterparties	—	—	3,280	(3,280)	—
Unearned premiums	—	—	1,217,690	977	1,218,667
Technical provisions—provision for unearned premium	766	977	—	(977)	—
Reinsurance balances payable	—	—	238,075	8,281	246,356
Creditors	7,160	9,136	—	(9,136)	—
Derivative balances payable	—	—	54,797	(54,797)	—
Deposit liabilities	—	—	117,531	(117,531)	—
Fair value of derivative liabilities	—	—	25,169	(25,169)	—
Deferred commission income	—	—	21,821	(21,821)	—
Payable for investments purchased	—	—	639	—	639

Accounts payable and accrued expenses	—	—	42,314	(42,314)	—
Accruals and deferred income	638	814	—	(814)	—
Retirement benefit obligation	—	—	3,887	(3,887)	—
Deferred fee income	—	—	2,506	(2,506)	—
Provision for taxation / Current tax liability	280	357	6,911	(7,268)	—
Deferred tax liability	—	—	1,577	(1,577)	—
Other liabilities	—	—	—	281,819	281,819

Total liabilities	188,860	240,981	3,930,101	—	4,171,082

Shareholder’s Equity
Common shares	—	—	—	409,500	409,500
Share capital / Called up share capital	125,000	159,500	250,000	(409,500)	—
Additional paid-in capital	—	—	—	400,000	400,000
Contributed surplus	—	—	400,000	(400,000)	—
Accumulated other comprehensive (loss) income	—	—	(63,538)	—	(63,538)
Retained earnings	—	—	670,781	104,212	774,993
Profit and loss account	81,669	104,212	—	(104,212)	—

Total shareholder’s equity	206,669	263,712	1,257,243	—	1,520,955

Total liabilities and shareholder’s equity	£395,529	$504,693	$5,187,344	$—	$5,692,037

TMR Group Entities Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2018

	TMR UK		TMR AG		TMR Group Entities
(in thousands)	Historical U.K. GAAP in GBP	U.K. GAAP in USD	Historical IFRS in USD	Reclassifications	Combined in USD
Revenues
Gross premiums written	£—	$—	$—	$1,615,230	$1,615,230
Reinsurance premiums assumed / Premiums written—gross amount	(8,216)	(10,944)	1,626,174	(1,615,230)	—
Net premiums written	—	—	—	1,168,438	1,168,438
Net premiums earned	—	—	1,266,898	(8,722)	1,258,176
Earned premiums, net of reinsurance	(6,548)	(8,722)	—	8,722	—
Net investment income	—	—	78,139	8,269	86,408
Total investment return	1,657	2,207	—	(2,207)	—
Net foreign exchange (losses) gains	—	—	—	5,331	5,331
Other charges	(579)	(771)	—	771	—
Other underwriting income	—	—	3,323	(3,323)	—
Other income (loss)	5	7	—	(5,054)	(5,047)
Net realized and unrealized losses on investments	—	—	—	(6,062)	(6,062)

Total revenues	(5,465)	(7,279)	1,348,360	(2,275)	1,338,806

Expenses
Net claims and claim expenses incurred	—	—	—	729,223	729,223
Net loss and loss expenses incurred	—	—	743,027	(743,027)	—
Claims incurred, net of reinsurance	(10,363)	(13,804)	—	13,804	—
Acquisition expenses	—	—	334,713	8,198	342,911
Profit commission	—	—	6,376	(6,376)	—
Net derivative expense	—	—	7,383	(7,383)	—
Other underwriting expense	—	—	994	(994)	—
Operational expenses	—	—	—	127,017	127,017
General and administrative expenses	—	—	125,829	(125,829)	—
Operating expenses, net of reinsurance	2,260	3,010	—	(3,010)	—
Net foreign exchange (gains) losses	—	—	(6,102)	6,102	—

Total expenses	(8,103)	(10,794)	1,212,220	(2,275)	1,199,151

Income before taxes / Operating profit and profit on ordinary activities before tax	2,638	3,515	136,140	—	139,655
Income tax benefit (expense)	—	—	—	(11,843)	(11,843)
Tax (expense) benefit	—	—	(11,188)	11,188	—
Tax charge on profit on ordinary activities	(492)	(655)	—	655	—

Net income	£2,146	$2,860	$124,952	$—	$127,812

Note 3. Acquisition Consideration

Pursuant to the TMR Stock Purchase Agreement, the aggregate consideration for the TMR Stock Purchase was $1.5 billion, consisting of cash, RenaissanceRe shares and a special dividend from the TMR Group Entities, subject to a customary post-closing adjustment.

In connection with the closing of the acquisition of the TMR Group Entities, Tokio, TMR AG and TMR UK entered into a reserve development agreement whereby TMR AG and TMR UK agreed to cede to Tokio, and Tokio agreed to indemnify and reimburse TMR AG and TMR UK for, substantially all of TMR AG and TMR UK’s adverse development on stated reserves at time of closing including unearned premium reserves, subject to certain terms and conditions.

Preliminary Estimates of Goodwill and Intangible Assets Acquired

The preliminary estimates of goodwill and intangible assets acquired noted below have been calculated using audited consolidated financial information of RenaissanceRe and the TMR Group Entities as at December 31, 2018.

(in thousands, except shares, per share amounts and book value multiple)
Estimated Pro Forma Acquisition Consideration
Book Value
Book value as at December 31, 2018 of the TMR Group Entities	$1,520,955
Goodwill and intangible assets as at December 31, 2018 of the TMR Group Entities	(6,896)

Tangible book value as at December 31, 2018 of the TMR Group Entities		$1,514,059
Transaction costs to be paid by the TMR Group Entities	(18,796)

Adjusted tangible book value as at December 31, 2018 of the TMR Group Entities		1,495,263
Book value multiple	1.02

Adjusted tangible book value as at December 31, 2018, after application of the book value multiple		1,525,168
Special dividend paid to Tokio from the TMR Group Entities		(500,000)

Total estimated RenaissanceRe pro forma acquisition consideration		$1,025,168

Estimated Pro Forma Funding of RenaissanceRe Acquisition Consideration
RenaissanceRe common shares
Common shares issued by RenaissanceRe to Tokio	1,739,071
Common share price of RenaissanceRe (1)	$143.75

Market value of RenaissanceRe common shares issued by RenaissanceRe to Tokio		$250,000
Cash consideration
Cash consideration funded by a partial drawdown of RenaissanceRe’s existing revolving credit facility, replaced with a portion of the Senior Notes	200,000
Cash consideration funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading	325,168
Cash consideration funded by available cash resources	250,000

Total cash consideration paid by RenaissanceRe as acquisition consideration		775,168

Total estimated RenaissanceRe pro forma acquisition consideration		$1,025,168

Preliminary Estimates of Goodwill, Intangible Assets Acquired and Value of Business Acquired
Shareholders’ equity as at December 31, 2018 of the TMR Group Entities		$1,520,955
TMR Group Entities pro forma estimated transaction costs		(18,796)

Pro forma adjusted shareholders’ equity of the TMR Group Entities		1,502,159
Preliminary adjustments for fair value, by applicable balance sheet caption, net of tax (see Note 4 for description):
Deferred acquisition costs, net of value of business acquired	$(93,399)
Goodwill and intangible assets of the TMR Group Entities	(6,896)
Reserve for claims and claim expenses	66,155
Identifiable intangible assets resulting from the acquisition of the TMR Group Entities	43,300
Deferred tax asset, net of deferred tax liabilities	4,353

Total of preliminary adjustments for fair value by applicable balance sheet caption, net of tax		13,513

Estimated pro forma shareholders’ equity of the TMR Group Entities, at fair value		1,515,672
Adjusted tangible book value as at December 31, 2018, after application of the book value multiple		1,525,168

Estimated pro forma purchase price over the fair value of net assets acquired assigned to goodwill		$9,496

(1)	RenaissanceRe share price is based on the 30-day trailing volume weighted average price as of market close on March 15, 2019.

Note 4. Preliminary Unaudited Pro Forma Adjustments

The preliminary unaudited pro forma consolidated financial information is not necessarily indicative of what the financial position and results from operations would have been had the acquisition of the TMR Group Entities been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined company would have been, nor necessarily indicative of the financial position of post-acquisition periods. The preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the acquisition of the TMR Group Entities.

The following preliminary unaudited pro forma adjustments result from accounting for the acquisition of the TMR Group Entities, including the determination of fair value of the assets, liabilities and commitments which RenaissanceRe, as the acquirer for accounting purposes, acquired from the TMR Group Entities. The descriptions related to these preliminary unaudited pro forma adjustments are as follows:

Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

(in thousands)		Increase (decrease) as of December 31, 2018
Assets
(a)	Adjustments to fixed maturity investments trading, at fair value:
	To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	$(325,168)
	To reclassify the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	2,127,285

		1,802,117

(b)	To reclassify the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	(2,127,285)
(c)	Adjustments to cash and cash equivalents:
	To reflect the special dividend paid to Tokio from the TMR Group Entities.	(500,000)
	To reflect cash inflow funded by a partial drawdown of RenaissanceRe’s existing revolving credit facility, repaid with a portion of the Senior Notes.	200,000
	To reflect cash inflow from the Senior Notes, a portion of which was used to repay the partial drawdown of RenaissanceRe’s existing revolving credit facility.	400,000
	To reflect the portion of the cash proceeds from the Senior Notes used to repay the partial drawdown of RenaissanceRe’s existing revolving credit facility	(200,000)
	To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded by available cash resources, including cash inflow funded by the partial drawdown of RenaissanceRe’s existing revolving credit facility.	(450,000)
	To reflect estimated transaction costs paid by RenaissanceRe.	(13,795)
	To reflect estimated transaction costs paid by the TMR Group Entities.	(18,796)

		(582,591)

(d)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(352,693)
(e)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(11,162)
(f)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	(93,786)
(g)	Adjustment to reflect deferred acquisition costs at fair value which is estimated to be $Nil, net of value of business acquired.	(93,399)
(h)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	(117,531)
(i)	Adjustments to other assets:

To reflect deferred tax assets related to the preliminary unaudited pro forma adjustments using the applicable statutory tax rates of the respective jurisdictions the adjustments impacted. The respective statutory tax rate used for the adjustments impacting Switzerland was 21.2%, Australia 30.0%, and Bermuda 0.0%. The adjustments impacting the U.K. were tax effected at either the current statutory tax rate of 19.0% or the future U.K. statutory tax rate of 17.0% depending on the timing of when these adjustments will be realized. The adjustments impacting the U.S. were not tax effected at the U.S. statutory tax rate of 21.0% due to the TMR Group entities U.S. valuation allowance position.

		23,641
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	93,786
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	117,531

		234,958

(j)	Adjustments to goodwill and other intangible assets:

	To reflect the existing goodwill and intangible assets of the TMR Group Entities at fair value, which is estimated to be $Nil	(6,896)
	To reflect the estimated fair value of identifiable indefinite lived intangible assets resulting from the acquisition of the TMR Group Entities (state insurance licenses).	6,200
	To reflect the estimated fair value of identifiable finite lived intangible assets resulting from the acquisition of the TMR Group Entities (renewal rights, top broker relationships, other brokers / direct relationships and non-compete agreements).	37,100
	To reflect goodwill determined based on the acquisition consideration paid to effect the acquisition of the TMR Group Entities in excess of the estimated fair value of the net assets acquired.	9,496

		45,900

	Total adjustments to assets	$(1,295,472)

Liabilities
(k)	Adjustments to reserve for claims and claim expenses:
	To reflect net claims and claim expenses at fair value. The adjustments reflect a deduction which represents the discount due to the present value calculation of the unpaid claims and claim expenses based on an estimated payout of the net unpaid claims and claim expenses partially offset by an increase in net claims and claim expenses due to the addition of an estimated market based risk margin which represents the estimated cost of capital required by a market participant to assume the net claims and claim expenses.	$(66,155)
(l)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(352,693)
(m)	Adjustments to debt:
	To reflect the Senior Notes.	400,000
(n)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(11,161)
(o)	Adjustments to other liabilities:

To reflect deferred tax liabilities related to identifiable intangible assets and the value of business acquired using the applicable statutory tax rates of the respective jurisdictions where the assets were recorded. The respective statutory tax rate used for the intangible assets recorded in Switzerland was 21.2%, Australia 30.0%, and Bermuda 0.0%. The intangible assets recorded in the U.K. were tax effected at either the current statutory tax rate of 19.0% or the future U.K. statutory tax rate of 17.0% depending on the timing of when intangible assets and the value of business acquired will be realized. Only the indefinite lived intangibles recorded in the U.S. were tax effected at the U.S. statutory tax rate of 21.0% due to the TMR Group entities U.S. valuation allowance position.

		19,287

	Total adjustments to liabilities	$(10,722)

Shareholders’ Equity
(p)	Adjustments to common shares:
	To reflect the par value of the RenaissanceRe common shares issued as part of the consideration paid to effect the acquisition of the TMR Group Entities in excess of par value.	1,739
	To reflect the elimination of the par value of the TMR Group Entities common shares outstanding.	(409,500)

		(407,761)

(q)	Adjustments to additional paid-in capital:
	To reflect additional-paid in capital from RenaissanceRe common shares issued as part of the consideration paid to effect the acquisition of the TMR Group Entities.	248,261
	To reflect the elimination of the TMR Group Entities additional paid-in capital.	(400,000)

		(151,739)

(r)	To reflect the elimination of the TMR Group Entities accumulated other comprehensive loss in connection with the reclassification of the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform with RenaissanceRe’s accounting policies.	63,538
(s)	Adjustments to retained earnings:
	To reflect estimated transaction costs to be paid by RenaissanceRe.	(13,795)
	To reflect estimated transaction costs to be paid by the TMR Group Entities.	(18,796)
	To reflect the special dividend paid by the TMR Group Entities to Tokio as part of the estimated acquisition consideration.	(500,000)
	To reflect the elimination of the TMR Group Entities retained earnings, net of adjustments.	(256,197)

		(788,788)

	Total adjustments to shareholders’ equity	(1,284,750)

	Total adjustments to liabilities and shareholders’ equity	$(1,295,472)

(t)	Adjustments to common shares outstanding (in thousands of shares):
	To reflect the elimination of the TMR Group Entities common shares outstanding.	(409,500)
	To reflect RenaissanceRe common shares issued as part of the consideration paid to Tokio to effect the acquisition of the TMR Group Entities.	1,739

		(407,761)

Adjustments to the Pro Forma Condensed Consolidated Statement of Operations

(in thousands)		Increase (decrease) for the year ended December 31, 2018
Revenues
(u)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	$(194,991)
(v)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(184,054)
(w)	To reflect the estimated impact on net investment income due to the net decreases in fixed maturity investments trading and cash and cash equivalents as a result of consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities, the special dividend paid by the TMR Group Entities and transaction costs incurred by RenaissanceRe and the TMR Group Entities (see footnote (2)).	(11,300)
(x)	Adjustment to reconcile U.K. GAAP and IFRS to GAAP. Foreign currency gains and losses that were previously recorded as other comprehensive income under U.K. GAAP and IFRS are recorded within revenues under GAAP as applied by RenaissanceRe.	(5,663)
(y)	To reclassify the change in net realized and unrealized losses in conjunction with the reclassification of the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	(38,068)

	Total adjustments to revenues	(55,031)

Expenses
(z)	To amortize the adjustments resulting from the difference between the estimated fair value and the historical carrying value of the TMR Group Entities net reserve for claims and claim expenses.	(16,096)
(aa)	Adjustments to acquisition expenses:
	Adjustment to reclassify the balance from acquisition expenses to operating expenses to conform to RenaissanceRe’s presentation.	9,323
	To reflect the estimated impact of the adjustments to reflect deferred acquisition costs at fair value, which is estimated to be $Nil.	(249,917)
	To amortize certain identifiable intangible assets (e.g., renewal rights) and the value of business acquired using a weighted average useful life of 3.3 years.	186,770

		(53,824)

(ab)	Adjustments to operational expenses:
	Adjustment to reclassify the balance from acquisition expenses to operating expenses to conform to RenaissanceRe’s presentation.	(9,323)
	To amortize certain identifiable intangible assets (i.e., non-compete agreements) using a weighted average useful life of 1.5 years.	767

		(8,556)

(ac)	Adjustments to interest expense:
	To reflect estimated interest expense on the Senior Notes.	14,400
	To amortize the estimated debt issuance costs on the Senior Notes over the estimated 10 year term of the debt.	385

		14,785

	Total adjustments to expenses	(63,691)

(ad)	To reflect the income tax impact on preliminary unaudited pro forma adjustments using the applicable statutory tax rates for the respective jurisdictions the adjustments impacted. The respective statutory tax rate used for the adjustments impacting Switzerland was 21.2%, Australia 30.0%, Bermuda 0.0%, and the U.K. 19.0%. The adjustments impacting the U.S. were not tax effected at the U.S. statutory tax rate of 21.0% due to the TMR Group entities U.S. valuation allowance position.	(1,121)

	Total adjustments to net income	$7,539

(1)

The entries to conform the accounting policies relate to aligning the methodologies for recognizing gross premiums written for proportional contracts and multi-year contracts. RenaissanceRe recognizes the estimated annual gross premiums written on proportional and multi-year reinsurance contracts over the policy exposure period while the TMR Group Entities recognize gross premiums written at the reinsurance contract inception date. The methodologies applied by RenaissanceRe and the TMR Group Entities for both proportional and multi-year contracts are acceptable under GAAP (and IFRS and U.K. GAAP with respect to the historical financial statements of TMR AG and TMR UK, respectively) and, since RenaissanceRe and the TMR Group Entities both earn the premium and related acquisition expenses consistently over the policy exposure period, the conforming accounting policy entries do not impact net income.

The entries include decreasing premiums receivable, assumed and ceded unearned premium and reinsurance balances payable on the pro forma condensed consolidated balance sheet to reflect the gross premiums written due to the TMR Group Entities, net of the related acquisition costs payable by the TMR Group Entities as well as the ceded premiums written due from the TMR Group Entities, net of the related acquisition costs payable to the TMR Group Entities, which would have been recognized at the reinsurance contract inception date by the TMR Group Entities. In the pro forma condensed consolidated statement of operations, there is a related decrease in gross and net premiums written. As the premium and related acquisition expenses are unearned there is no impact to net income related to conforming this accounting policy.

(2)

The table below outlines the calculation to determine the pro forma estimated impact on net investment income due to (decreases) increases in fixed maturity investments trading and cash and cash equivalents as a result of the pro forma net cash consideration paid by RenaissanceRe and the TMR Group Entities to effect the acquisition of the TMR Group Entities, inclusive of the special dividend paid to Tokio from the TMR Group Entities, and estimated transaction costs expected to be paid by RenaissanceRe and the TMR Group Entities:

(in thousands, except percentages)	Pro forma annualized return	Impact on assets	Pro forma impact on net investment income
Decreases to fixed maturity investments trading, at fair value:
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	2.4%	$(325,168)	$(7,804)
(Decreases) increases to cash and cash equivalents:
To reflect the special dividend paid to Tokio from the TMR Group Entities.	0.6%	(500,000)	(3,000)
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded by available cash resources, including cash inflow funded by the partial drawdown of RenaissanceRe’s existing revolving credit facility.	0.6%	(450,000)	(2,700)
To reflect estimated transaction costs to be paid by RenaissanceRe.	0.6%	(13,795)	(83)
To reflect estimated transaction costs to be paid by the TMR Group Entities.	0.6%	(18,796)	(113)
To reflect cash inflow from the Senior Notes, a portion of which will repay the partial drawdown of RenaissanceRe’s existing revolving credit facility.	0.6%	400,000	2,400

Net pro forma decrease in net investment income for the year ended December 31, 2018			$(11,300)

Note 5. Earnings per Share

Pro forma earnings per common share for the year ended December 31, 2018 have been calculated using RenaissanceRe’s historical weighted average common shares outstanding, plus 1,739,071 of RenaissanceRe’s common shares issued as acquisition consideration under the TMR Stock Purchase Agreement.

The following table sets forth the calculation of pro forma basic and diluted earnings per common share and the calculation of pro forma basic and diluted weighted average common shares outstanding for the year ended December 31, 2018:

	Year ended December 31, 2018
(in thousands, except per share data)	Basic	Diluted
Pro forma net income available to RenaissanceRe common shareholders	$332,627	$332,627
Pro forma amounts allocated to RenaissanceRe participating common shareholders (1)	(2,121)	(2,121)

Pro forma net income	$330,506	$330,506

Average common shares outstanding:
RenaissanceRe historical	39,732	39,755
RenaissanceRe common shares issued as acquisition consideration to effect the acquisition of the TMR Group Entities	1,739	1,739

Pro forma average common shares outstanding	41,471	41,494

Pro forma net income available to RenaissanceRe common shareholders per common share	$7.97	$7.97

(1)	Represents estimated earnings attributable to holders of unvested restricted shares.